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                                                                    EXHIBIT 24.2

                              BLYTH INDUSTRIES, INC.

                                  CERTIFICATION


      I, the undersigned Secretary of BLYTH INDUSTRIES, INC., a Delaware corporation, certify that the attached is a true copy of resolutions adopted by the Board of Directors of Blyth Industries, Inc. on April 14, 1999, at a meeting throughout which a quorum was present, and that the same is still in full force and effect.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Blyth Industries, Inc. this 30th day of April, 1999.

                                                /s/ Bruce D. Kreiger
                                                --------------------
                                                Name:  Bruce D. Kreiger
                                                Title: Secretary


                             BLYTH INDUSTRIES, INC.

                          Board of Directors Resolution

                                 April 14, 1999

                                      * * *

                                    FORM 10-K

RESOLVED, that the form, terms, and provisions of the Annual Report on Form 10-K (the "Form 10-K") in substantially the draft form presented to this Board, are approved and that Robert B. Goergen, Howard E. Rose and Richard T. Browning be, and each of them with full power to act without the other hereby is, authorized
(i) to sign the Form 10-K on behalf of the Corporation and any amendments thereto as either of them may approve on behalf of the Corporation, in such form as the officer executing the Form 10-K or any such amendment may approve, with any changes from the form presented to this meeting as he may approve, such execution to be conclusive evidence of such approval, and (ii) to file the Form 10-K with the Securities and Exchange Commission (the "Commission"); and be it further

RESOLVED, that each of the directors, the Chairman, President and Chief Executive Officer, the Vice Chairman and the Vice President and Chief Financial Officer, of Blyth Industries, Inc. are each hereby authorized to execute in their respective capacities, a power of attorney in favor of Robert B. Goergen, Howard E. Rose, Richard T. Browning and Bruce D. Kreiger designating each of them as the true and lawful attorneys-in-fact and agents of the signatory with full power and authority to execute and to cause to be filed with the Securities and Exchange Commission the Form 10-K Annual Report for fiscal 1999 with all exhibits and other documents in connection therewith as such attorneys-in-fact, or any one of them, may deem necessary or desirable; and to do and perform each and every act and thing necessary or desirable to be done in and about the premises as fully to all intents and purposes as such officers and directors could do themselves.